Exhibit 4.1
                                                                     -----------


                                SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

                               SERIES 2001-2 TRUST

                                     between

                             LEHMAN ABS CORPORATION,

                                  as Depositor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee

                       CORPORATE BACKED TRUST CERTIFICATES

                          Dated as of January 22, 2001







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                                TABLE OF CONTENTS

                                                                                            PAGE
Section 1.        Incorporation of Standard Terms.............................................1

Section 2.        Definitions.................................................................1

Section 3.        Designation of Trust and Certificates.......................................7

Section 4.        Trust Certificates..........................................................9

Section 5.        Distributions...............................................................9

Section 6.        Trustee's Fees.............................................................11

Section 7.        Optional Exchange; Optional Redemption.....................................11

Section 8.        Events of Default..........................................................13

Section 9.        Miscellaneous..............................................................13

Section 10.       Governing Law..............................................................16

Section 11.       Counterparts...............................................................16

Section 12.       Termination of the Trust...................................................16

Section 13.       Sale of Underlying Securities..............................................17

Section 14.       Amendments.................................................................17

Section 15.       Voting of Underlying Securities, Modification of Indenture.................17


SCHEDULE I        SERIES 2001-2 UNDERLYING SECURITIES SCHEDULE
SCHEDULE II       CALL SCHEDULE
EXHIBIT A-1       FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT A-2       FORM OF TRUST CERTIFICATE CLASS A-2
EXHIBIT B         FORM OF RULE 144A CERTIFICATE
EXHIBIT C         FORM OF INVESTMENT LETTER QUALIFIED
                  INSTITUTIONAL BUYER

                                SERIES SUPPLEMENT

                       CORPORATE BACKED TRUST CERTIFICATES

                               Series 2001-2 TRUST

                  SERIES SUPPLEMENT, Series 2001-2, dated as of January 22, 2001 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

                  Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Series 2001-2 Certificates and the transactions described herein.

                  Section 2. Definitions. a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Available Funds" shall have the meaning specified in the Standard Terms, except that investment income earned on funds invested pursuant to Section 3.05 of the Standard Terms shall be included in Available Funds.

                  "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or (iii) a day that is not a business day for the purposes of the Indenture.

                  "Call Date" shall mean any date occurring on or after February 1, 2006, or after the announcement of any redemption or other unscheduled payment or sale of the Underlying Securities on which the Call Rights are exercised and the proceeds of an Optional Call are distributed to holders of the Certificates pursuant to Section 7 hereof.

                  "Call Price" shall mean, for each related Call Date, (i) in the case of the Class A-1 Certificates the par value of the Certificates, plus any accrued and unpaid interest on such amount to but excluding the Call Date and (ii) in the case of the Class A-2 Certificates, any accrued and unpaid interest on the notional amount of such Certificates called to but excluding the Call Date, plus the additional amount (or portion thereof, in case of a partial call) set forth under the heading "Value" in Schedule II hereof for such Call Date or, if such Call Date is not a Distribution Date, the immediately following Distribution Date.

                  "Call Request" shall have the meaning specified in Section 7(b) hereof.

                  "Call Rights" shall mean the rights to purchase in whole or in part at the Call Price the Certificates, and thereby cause an Optional Call of the Certificates on any Call Date pursuant to the Optional Call provisions of
Section 7 hereof.

                  "Certificate Account" shall have the meaning specified in the Standard Terms.

                  "Certificates" shall have the meaning specified in Section 3(a) hereof.

                  "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

                  "Class A-2 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

                  "Closing Date" shall mean January 22, 2001.

                  "Collection Period" shall mean, (i) with respect to each August Distribution Date, the period beginning on the day after the February Distribution Date and ending on such August Distribution Date, inclusive and,
(ii) with respect to each February Distribution Date, the period beginning on the day after the August Distribution Date of a given year and ending on the February Distribution Date of the following year, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

                  "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

                  "Currency" shall mean United States Dollars.

                  "Depository" shall mean The Depository Trust Company.

                  "Distribution Date" shall mean February 1 and August 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on February 1, 2001 and ending on the Final Scheduled Distribution Date (absent the exercise by the Underlying Securities Issuer of its right to defer interest payments) or any date on which the Underlying Securities Issuer exercises an optional redemption right.

                  "Eligible Account" shall have the meaning specified in the Standard Terms.

                  "Eligible Investments" shall be as defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the rating of the Underlying Securities, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to any related Distribution Date and that any such investment be denominated in U.S. dollars.

                  "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any permitted deferrals and applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default" in the Indenture.

                  "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

                  "Final Scheduled Distribution Date" shall mean February 1,
2037.

                  "Indenture" shall mean the indenture pursuant to which the Underlying Securities were issued.

                  "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including January 22, 2001) to but excluding the current Distribution Date.

                  "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

                  "Liquidation Proceeds" shall have the meaning specified in the Standard Terms.

                  "Maturity Date" shall have the meaning specified in Schedule I hereto.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Optional Call" shall mean the call of the Certificates by the Rights Holder, in whole or in part, resulting from the exercise of Call Rights by the Rights Holder, pursuant to Section 7 hereof.

                  "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities, pursuant to Section 7 hereof.

                  "Optional Exchange Date" shall mean any Distribution Date on which Underlying Securities subject to Optional Exchange are distributed to the Depositor or any of its Affiliates, as a Certificateholder.

                  "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.

                  "Prepaid Ordinary Expenses" shall be zero for this Series.

                  "Prospectus Supplement" shall mean the Prospectus Supplement, dated January 8, 2001, relating to the Certificates.

                  "Rating Agency" shall mean Moody's and S&P.

                  "Rating Agency Condition" shall have the meaning specified in the Standard Terms.

                  "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

                  "Required Interest" shall have the meaning specified in the Standard Terms.

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                  "Required Percentage-Amendment" shall be 66-2/3% of the
aggregate Voting Rights.

                  "Required Percentage-Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Percentage-Remedies" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Percentage-Removal" shall be 66-2/3% of the aggregate Voting Rights.

                  "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

                  "Rights Holder" shall mean the holder of the Call Rights.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc.

                  "Series" shall mean Series 2001-2.

                  "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

                  "Trust Property" shall mean the Underlying Securities described on Schedule I hereto and the Certificate Account.

                  "Underlying Securities" shall mean $30,500,000 aggregate principal amount of 8.19% Exchange Capital Securities due 2037 issued by the Underlying Securities Issuer, as set forth on Schedule I attached hereto (subject to Section 3(d) hereof).

                  "Underlying Securities Issuer" shall mean Southern Company Capital Trust I.

                  "Underlying Securities Property Trustee" shall mean Bankers Trust Company.

                  "Underlying Securities Trustee" shall mean Bankers Trust (Delaware).

                  "Underwriters" shall mean Lehman Brothers Inc., an affiliate of the Depositor, Prudential Securities Incorporated and UBS Warburg LLC.

                  "Voting Rights" shall, in the entirety, unless otherwise set forth herein, be allocated among all Class A-1 Certificateholders in proportion to the then unpaid principal amounts of their respective Certificates.

                  (b) The terms listed below are not applicable to this Series.

                           "Accounting Date"

                           "Administrative Fees"

                           "Advance"

                           "Allowable Expense Amounts"

                           "Basic Documents"

                           "Calculation Agent"

                           "Call Premium Percentage"

                           "Credit Support"

                           "Credit Support Instrument"

                           "Credit Support Provider"

                           "Cut-off Date"

                           "Eligible Expense"

                           "Exchange Rate Agent"

                           "Fixed Pass-Through Rate"

                           "Floating Pass-Through Rate"

                           "Guaranteed Investment Contract"

                           "Letter of Credit"

                           "Limited Guarantor"

                           "Limited Guaranty"

                           "Minimum Wire Denomination"

                           "Notional Amount"

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                           "Optional Exchange Date"

                           "Pass-Through Rate"

                           "Place of Distribution"

                           "Purchase Price"

                           "Required Premium"

                           "Required Principal"

                           "Requisite Reserve Amount"

                           "Retained Interest"

                           "Sale Procedures"

                           "Sub-Administration Account"

                           "Sub-Administration Agreement"

                           "Sub-Administration Agent"

                           "Surety Bond"

                           "Swap Agreement"

                           "Swap Counterparty"

                           "Swap Distribution Amount"

                           "Swap Guarantee"

                           "Swap Guarantor"

                           "Swap Receipt Amount"

                           "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate -Backed Trust Certificates, Series 2001-2 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Trust Certificates, Series 2001-2." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

                  (a) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibits B-1 and B-2. The Class A-1 Certificates shall be issued in denominations of $25. The Class A-2 Certificates shall be issued in minimum notional denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. One Class A-2 Certificate may be issued in a notional amount that is not an integral multiple of the applicable minimum denomination. Except as provided in the Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or incur any indebtedness.

                  (b) The Class A-1 Certificates have an initial aggregate Certificate Principal Amount of $30,500,000. The Class A-2 Certificates are interest-only Certificates, and have a notional principal amount equal to the Certificate Principal Amount of the Class A-1 Certificates.

                  (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 8.00% per annum on the outstanding Certificate Principal Amount of the Class A-1 Certificates. The holders of the Class A-2 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 0.19% per annum on the outstanding notional principal amount of the Class A-2 Certificates. On February 1, 2001, the Trustee will pay to the Depositor the amount of interest accrued on the Underlying Securities from August 1, 2000 to but not including the Closing Date.

                  (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 5 Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, Certificates in a Certificate Principal Amount, and Class A-2 Class A-1 Certificates in a notional principal amount, equal to the principal amount of such additional Underlying Securities. Any such additional Certificates authenticated and delivered shall have the same terms and rank pari passu with the corresponding classes of Certificates previously issued in accordance with this Series Supplement.

                  (e) Unless the Class A-2 Certificates are otherwise publicly offered, as a condition precedent for transferring the Class A-2 Certificates, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee and the Depositor an executed copy of the Rule 144A Certificate (set forth as Exhibit C hereto) and an executed copy of the Investment Letter (set forth as Exhibit D hereto.)

                  Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

                  (ii) all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

                  Section 5. Distributions. (a). On each applicable Distribution Date, the Trustee shall apply Available Funds in the Certificate Account as follows (subject to Section 5(b) below) in the following order of priority:

                  (i) the Trustee will pay the interest portion of Available Funds:

                           (a) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

                           (b) second, to the holders of the Class A-1
                           Certificates and the holders of the Class A-2 Certificates, interest accrued and unpaid on each such Class (subject to Section 5(b) hereof) pro rata in proportion to their entitlements thereto; and

                           (c) third, any remainder to the Depositor.

                  (ii) the Trustee will pay the principal portion of Available Funds:

                           (a) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

                           (b) second, to the holders of the Class A-1
                           Certificates the Certificate Principal Amount.

                  (b) Distributions of interest on the Class A-1 Certificates and the Class A-2 Certificates may be deferred as a result of the deferral of payment on the Underlying Securities. Distributions on the Underlying Securities may be deferred pursuant to the Indenture for up to ten consecutive semiannual interest periods (each a "Deferral Period") provided that no Deferral Period may extend beyond the Final Scheduled Distribution Date. During any Deferral Period, interest on the Underlying Securities, and consequently the Class A-1 Certificates and the Class A-2 Certificates will continue to accrue at the applicable rate per annum compounded semi-annually. Interest on deferred and compounded interest on the Certificates will be owing only to the extent that such interest is actually received by the Trustee on the Underlying Securities.

                  (c) Notwithstanding the foregoing, in the event that the Underlying Securities are redeemed or prepaid in whole or in part for any reason other than at their maturity (for instance, if the Underlying Securities are paid early in connection with a liquidation of The Southern Company or in connection with certain adverse tax events), Available Funds will be allocated in the following order of priority: (1) to the holders of the Class A-1 Certificates, an amount equal to the outstanding principal amount thereof plus accrued and unpaid interest thereon, (2) to the holders of the Class A-2 Certificates, the present value of all amounts that would otherwise have been payable on the Class A-2 Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 8.19% per annum, assuming no delinquencies, deferrals, redemptions or prepayments on the Underlying Securities and (3) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of 8.00 to 0.19; provided however that the Trustee shall be reimbursed for any Extraordinary Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders prior to any distributions made pursuant to this Section.

                  (d) Notwithstanding any other provision hereof, in the event of the occurrence of (i) a payment default on the Underlying Securities or (ii) an acceleration of the date of maturity of the Underlying Securities in connection with a default thereon, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, provided that, holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities. If the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Salomon Smith Barney Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of such sale or of an acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds in accordance with Section 5(c) hereof.

                  (e) In the event that the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such property to the holders of Class A-1 Certificates and Class A-2 Certificates then outstanding and unpaid, (after deducting the costs incurred in connection therewith) in accordance with Section 5 (c) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis.

                  (f) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(g) hereof) on which sufficient funds are available on the Available Funds to pay such shortfall.

                  (g) If a payment with respect to the Underlying Securities is made to the Trustee after the payment date of the Underlying Securities on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be five Business Days prior to the day on which the related payment was received from the Underlying Securities Trustee.

                  Section 6. Trustee's Fees. (a). As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

                  (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the Certificateholders of each of Class A-1 and Class A-2 Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of certificateholders to reimburse the Trustee.

                  Section 7. Optional Exchange; Optional Redemption.

                  (a) (i) On each Distribution Date (or, if the Depositor or an Affiliate of the Depositor holds all of the Certificates, on any other date) any Affiliate of the Depositor, if it is then the holder of Class A-2 Certificates of a certain notional principal amount and Class A-1 Certificates representing a like principal amount thereof, may tender such Certificates to the Trustee on such date and receive a distribution of Underlying Securities representing a like percentage of the Underlying Securities to the percentages of the Class A-1 Certificates and Class A-2 Certificates being tendered by the Depositor or Affiliate to the Trustee; provided, however, that any right to exchange shall be exercisable only (a) to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that such exchange would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes and (b) to the extent permitted under Section 7(a)(iv) hereof.

                  (ii) Any such Affiliate of the Depositor must provide notice to the Trustee (an "Exchange Request") no less than 15 days (or such shorter period acceptable to the Trustee) but not more than 30 days prior to an Optional Exchange Date that it requests an Optional Exchange of Certificates on such Optional Exchange Date.

                  (iii) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

                  (iv) Any such Optional Exchange by any Affiliate of the Depositor, will be subject to the following restrictions: (a) certification to the Trustee that any Certificates to be exchanged have been held for a minimum of six months and (b) each Optional Exchange is limited in amount to a maximum of 5% (except for Certificates acquired by the Underwriter but never distributed to investors, in which case 25%) of the then outstanding notional principal amount of the Class A-2 Certificates, provided, however, that such restrictions shall not apply to the exchange of Certificates that were acquired pursuant to
Section 7(b).

                  (v) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section. This Section 7 shall not provide the Depositor with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

                  (b) (i) On any Call Date, the Certificates may be redeemed at the Call Price, in whole or in part, by the Rights Holder, or an affiliate thereof, upon receipt of the Call Price in respect of a proportionate amount of Underlying Securities on or prior to such Call Date. In a partial redemption, Class A-1 Certificates and Class A-2 Certificates may be redeemed only in like proportions.

                  (ii) The Rights Holder may provide notice to the Trustee (a "Call Request") no less than 5 Business Days prior to any Call Date, that it is exercising its Call Rights with respect to the Certificates on such Call Date.

                  (iii) Upon receipt of a Call Request, the Trustee shall provide a conditional redemption notice to the Depository not less than 3 Business Days prior to the applicable Call Date.

                  (iv) As a condition to any Optional Redemption, an opinion of counsel to the Rights Holder shall be delivered to the Rating Agencies, in form satisfactory to the Rating Agencies, indicating that payment of the Call Price shall not be recoverable as a preferential transfer or fraudulent conveyance under the United States Bankruptcy Code. Such opinion may contain customary assumptions and qualifications. In addition, the Rights Holder shall provide a certificate of solvency to the Trustee.

                  (v) Deliveries of the Underlying Securities to the Rights Holder (the "Purchaser") will only be made against payment by the Purchaser of the Call Price in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. In the event that the Purchaser fails to make such payment by such time (a "Purchase Default"), the sale shall be voided and the Optional Call will be deemed not to be effective with respect to such Distribution Date, and the Certificates and the Call Rights shall continue to remain outstanding. Subject to receipt of the Call Price as aforesaid, the Trustee shall pay the Call Price to the Certificateholders on the Call Date.

                  (vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Call Price without the prior written consent of the Rights Holder.

                  (vii) The Trustee shall not be obligated to determine whether an Optional Call complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

                  (viii) This Section 7 shall not provide the Rights Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities.

                  (ix) The Rights Holder shall initially be the Depositor and such Call Rights may be transferred. However, the Trustee is under no obligation to recognize any notice of transfer unless it is signed by the transferor and the transferee.

                  Section 8. Events of Default.

                  Within 30 days of the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous.

                  (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 2001-2 Certificates.

                  (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Series 2001-2 Certificates.

                  (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

                  (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

                  (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the Series 2001-2 Certificates.

                  (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, pro rata in proportion to their respective entitlements to interest.

                  (g) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

                  (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class A-1 and Class A-2 Certificates representing the Required Percentage-Removal.

                  (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of

Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

                  (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

                  (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in accordance with the customary practices of the Depositor, need not contain any independent reports.

                  (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

                  (n) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

                  (o) Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                           Lehman ABS Corporation
                           3 World Financial Center
                           New York, New York  10285
                           Attention:  Structured Credit Trading
                           Telephone:  (212) 526-6570
                           Facsimile:  (212) 526-1546

                  If to the Trustee, to:

                           U.S. Bank Trust National Association
                           100 Wall Street
                           New York, New York  10005
                           Attention:  Corporate Trust
                           Telephone:  (212) 361-2500
                           Facsimile:  (212) 809-5459

                  If to the Rating Agencies, to:

                           Moody's Investors Service, Inc.
                           99 Church Street 21W
                           New York, New York  10007
                           Attention:  CBO/CLO Monitoring Department
                           Telephone:  (212) 553-1494
                           Facsimile:  (212) 553-0355

                  and to:

                           Standard & Poor's
                           55 Water Street
                           New York, New York  10041
                           Attention:  Structured Finance Surveillance Group
                           Telephone:  (212) 438-2482
                           Facsimile:  (212) 438-2664

                  If to the New York Stock Exchange, to:


                           New York Stock Exchange, Inc.
                           20 Broad Street
                           New York, New York  10005
                           Attention:  Michael Hyland
                           Telephone:  (212) 656-5868
                           Facsimile:  (212) 656-6919

                  Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

                  Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(d) hereof, the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution to the Class A-1 and Class A-2 Certificateholders. The Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities against payment in same day funds deposited into the Certificate Account.

                  Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

                  Section 15. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Class A-1 Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class A-1 Certificateholders; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 Certificateholders and the Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the Class A-2 Certificates and 100% of the Class A-1 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 and Class A-2 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Class A-1 and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above.

                  If an event of default under the Indenture occurs and is continuing, and if directed by a majority of the outstanding Class A-1 and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                          LEHMAN ABS CORPORATION,
                              as Depositor


                          By:
                             -----------------------------------------
                               Name:
                               Title:


                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                              not in its individual capacity
                              but solely as Trustee on behalf
                              of the Corporate Backed Trust
                              Certificates Series, 2001-2
                              Trust


                          By:
                             -----------------------------------------
                               Name:
                               Title:

                                                                      SCHEDULE I

                                  SERIES 2001-2

                         UNDERLYING SECURITIES SCHEDULE
                         ------------------------------

Underlying Securities:                    8.19% Exchange Capital Securities due
                                          2037.

Underlying Securities Issuer:             Southern Company Capital Trust I.

CUSIP Number:                             84258PAC1.

Principal Amount Deposited:               $30,500,000.

Original Issue Date:                      February 4, 1997.

Principal Amount of
Underlying Securities
Originally Issued:                        $325,000,000.

Maturity Date:                            February 1, 2037.

Principal Payment Date:                   February 1, 2037.

Interest Rate:                            8.19% per annum.

Interest Payment Dates:                   February 1st and August 1st.

Underlying Securities Record Dates:       The day immediately preceding each
                                          Distribution Date.

                                                                     SCHEDULE II

                                  CALL SCHEDULE
                                  -------------

       Distribution Date                                        Value

            2/1/06                                            $507,763
            8/1/06                                            $506,715
            2/1/07                                            $505,609
            8/1/07                                            $504,443
            2/1/08                                            $503,212
            8/1/08                                            $501,914
            2/1/09                                            $500,544
            8/1/09                                            $499,099
            2/1/10                                            $497,574
            8/1/10                                            $495,966
            2/1/11                                            $494,269
            8/1/11                                            $492,479
            2/1/12                                            $490,590
            8/1/12                                            $488,598
            2/1/13                                            $486,496
            8/1/13                                            $484,278
            2/1/14                                            $481,939
            8/1/14                                            $479,470
            2/1/15                                            $476,886
            8/1/15                                            $474,119
            2/1/16                                            $471,220
            8/1/16                                            $468,163
            2/1/17                                            $464,936
            8/1/17                                            $461,533

            2/1/18                                            $457,942
            8/1/18                                            $454,154
            2/1/19                                            $450,158
            8/1/19                                            $445,941
            2/1/20                                            $441,493
            8/1/20                                            $436,800
            2/1/21                                            $431,849
            8/1/21                                            $426,626
            2/1/22                                            $421,115
            8/1/22                                            $415,302
            2/1/23                                            $409,168
            8/1/23                                            $402,697
            2/1/24                                            $395,871
            8/1/24                                            $388,669
            2/1/25                                            $381,070
            8/1/25                                            $373,054
            2/1/26                                            $364,597
            8/1/26                                            $355,675
            2/1/27                                            $346,262
            8/1/27                                            $336,332
            2/1/28                                            $325,855
            8/1/28                                            $314,802
            2/1/29                                            $303,141
            8/1/29                                            $290,839
            2/1/30                                            $277,860
            8/1/30                                            $264,167

            2/1/31                                            $249,722
            8/1/31                                            $234,481
            2/1/32                                            $218,403
            8/1/32                                            $201,440
            2/1/33                                            $183,544
            8/1/33                                            $164,664
            2/1/34                                            $144,745
            8/1/34                                            $123,731
            2/1/35                                            $101,562
            8/1/35                                             $78,173
            2/1/36                                             $53,497
            8/1/36                                             $27,464
            2/1/37                                                  $0

                                                                     EXHIBIT A-1


                       Form of Trust Certificate Class A-1
                       -----------------------------------

NUMBER 1                                                      1,220,000 $25 PAR
                                                                   CERTIFICATES
                                                            CUSIP NO. 21988G403

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.



                             LEHMAN ABS CORPORATION

                                1,220,000 $25 PAR

                      CORPORATE BACKED TRUST CERTIFICATES,

                                  SERIES 2001-2

8.00% INTEREST RATE

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $30,500,000 aggregate principal amount of 8.19% Exchange Capital Securities due February 1, 2037, issued by Southern Company Capital Trust I (the "Underlying Security Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of $30,500,000 DOLLARS nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, Series 2001-2 Trust, formed by the Depositor.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 2001-2, dated as of January 22, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, Series 2001-2, Class A-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections in respect of the Underlying Securities accrued on or after January 22, 2001 together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                     CORPORATE BACKED TRUST CERTIFICATES,
                     SERIES 2001-2 TRUST


                     By: U.S. BANK TRUST NATIONAL ASSOCIATION
                     not in its individual capacity but solely as
                     Trustee,


                     By:
                        --------------------------------------------------
                          Authorized Signatory


Dated:  January 22, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is on one of the Corporate Backed Trust Certificates, Series 2001-2, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   ---------------------------------
    Authorized Signatory

                            (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-1 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in denominations of $25.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Securities; (ii) a call of all Certificates in connection with an Optional Call, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                    *
                                                           Signature Guaranteed:


                                                                    *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-2


                       Form of Trust Certificate Class A-2
                       -----------------------------------


NUMBER 1                                                    CUSIP NO. 21988GAB2

                       SEE REVERSE FOR CERTAIN DEFINITIONS



                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS A-2 CERTIFICATE, AGREES THAT THIS CLASS A-2 CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THE NOTIONAL PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  TRANSFERS OF THE CLASS A-2 CERTIFICATES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE SERIES SUPPLEMENT.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.



                             LEHMAN ABS CORPORATION

                      CORPORATE BACKED TRUST CERTIFICATES,

                                  SERIES 2001-2

                      $30,500,000 NOTIONAL PRINCIPAL AMOUNT

evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of 8.19% Exchange Capital Securities due February 1, 2037, issued by Southern Company Capital Trust I (the "Underlying Security Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

                  THIS CERTIFIES THAT CEDE & CO. is the registered owner of aggregate principal amount of $30,500,000 notional principal amount nonassessable fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, Series 2001-2 Trust, formed by the Depositor.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 2001-2, dated as of January 22, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, Series 2001-2, Class A-2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections in respect of the Underlying Securities accrued on or after January 22, 2001 together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions of interest will be made on this Certificate on each Distribution Date.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


                      CORPORATE BACKED TRUST CERTIFICATES, SERIES 2001-2 TRUST


                      By: U.S. BANK TRUST NATIONAL ASSOCIATION
                      not in its individual capacity but solely as
                      Trustee,


                      By:
                         --------------------------------------------------
                         Authorized Signatory


Dated:  January 22, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is on one of the Corporate Backed Trust Certificates, Series 2001-2, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   -----------------------------------------
     Authorized Signatory

                            (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. One Class A-2 Certificate may be issued in a notional amount that is not an integral multiple of the applicable minimum denomination.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same notional principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Securities; (ii) the call of all Certificates in connection with an Optional Call, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                    *
                                                           Signature Guaranteed:


                                                                    *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                          FORM OF RULE 144A CERTIFICATE

                                             Dated:

Lehman ABS Corporation
3 World Financial Center
New York, New York  10285

U.S. Bank Trust National Association,
  as Trustee
100 Wall Street
New York, New York  10005

Ladies and Gentlemen:

                  This is to notify you as to the transfer of $____________ notional principal amount of Class A-2 Certificates (the "Class A-2 Certificates") of Corporate Backed Trust Certificates, Series 2001-2 Trust (the "Trust").

                  The undersigned is the holder of the Class A-2 Certificates and with this notice hereby deposits with the Trustee $____________ initial notional principal balance of Class A-2 Certificates and requests that Class A-2 Certificates in the same initial notional principal balance be issued, executed and authenticated and registered to the purchaser on ____________, 2001 as specified in the Trust Agreement, as follows:

                  Name:                                     Denominations:

                  Address:

                  Taxpayer I.D. No:

                  The undersigned represents and warrants that the undersigned
(a) reasonably believes the purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"),
(b) such purchaser has acquired the Class A-2 Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Act provided by Rule 144A and (c) if the purchaser has purchased the Class A-2 Certificates for one or more accounts for which it is acting as fiduciary or agent, (i) each such account is a qualified institutional buyer and (ii) the purchaser is acquiring Class A-2 Certificates for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than $500,000 for each such account.

                                  Very truly yours,

                                  By: _________________
                                      Name:
                                      Title:

                                                                       EXHIBIT C

                            FORM OF INVESTMENT LETTER

                          QUALIFIED INSTITUTIONAL BUYER

                                               Dated:

U.S. Bank Trust National Association,
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.
  as Initial Purchaser
3 World Financial Center
New York, New York 10285

Lehman ABS Corporation
3 World Financial Center
New York, New York  10285

Ladies and Gentlemen:

                  In connection with our proposed purchase of $___________ aggregate notional principal amount of Class A-2 Certificates (the "Certificates") representing an interest in the Corporate Backed Trust Certificates Series 2001-2 Trust (the "Trust"), the investor on whose behalf the undersigned is executing this letter (the "Purchaser") confirms that:

(1) Reference is made to the Private Placement Memorandum, dated __________, 2001 (the "Memorandum"), relating to the Class A-2 Certificates. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Memorandum. The Purchaser has received a copy of the Memorandum and such other information as the Purchaser deems necessary in order to make its investment decision and the Purchaser has been provided the opportunity to ask questions of, and receive answers from, the Depositor and the Underwriters, concerning the terms and conditions of the offering described in the Memorandum. The Purchaser has received and understands the above, and understands that substantial risks are involved in an investment in the Class A-2 Certificates. The Purchaser represents that in making its investment decision to acquire the Class A-2 Certificates, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, the Depositor or the Trustee or any of your or their affiliates, except as expressly contained in the Memorandum and in the other written information, if any, discussed above. [The Purchaser acknowledges that it has read and agreed to the matters stated on pages (ii) to (v) of such Memorandum and the information under the heading "Notice to Investors".] The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class A-2 Certificates, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Class A-2 Certificates.

(2) The Purchaser is (A) a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and has delivered to you a certificate substantially in the form attached hereto as Annex I or Annex 2, as applicable and (B) acquiring the Class A-2 Certificates for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Class A-2 Certificates for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

(3) The Purchaser understands that the Class A-2 Certificates have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Class A-2 Certificate, such Class A-2 Certificate may be resold, pledged or transferred without registration only to an entity that has delivered to the Depositor and the Trustee a certification that it is a Qualified Institutional Buyer that purchases
         (1) for its own account or (2) for the account of such a Qualified Institutional Buyer, that is, in either case, aware that the resale, pledge or transfer is being made in reliance on said Rule 144A and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Class A-2 Certificate from it of the resale restrictions referred to in clause (i) above.

(4) The Purchaser understands that each of Class A-2 Certificate will bear a legend to the following effect, unless otherwise agreed by the Depositor and the Trustee:

                  "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS A-2 CERTIFICATE, AGREES THAT THIS CLASS A-2 CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")

                  TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  THE NOTIONAL PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL PRINCIPAL AMOUNT OF THIS CLASS A-2 CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  TRANSFERS OF THE CLASS A-2 CERTIFICATES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AGREEMENT.

(5) The Purchaser understands that no subsequent transfer of the Class A-2 Certificates is permitted unless (A) such transfer is of a Class A-2 Certificate with a denomination of at least $500,000 and (B) it causes its proposed transferee to provide to the Depositor and the Initial Purchaser a letter substantially in the form of Exhibit D to the Series Supplement, as applicable, or such other written statement as the Depositor shall prescribe.

(6) The Purchaser is a Person who is either (A)(1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (3) a Person not described in (A)(1) or (2) whose ownership of the Class A-2 Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and its ownership of any interest in a Class A-2 Certificate will not result in any withholding obligation with respect to any payments with respect to the Class A-2 Certificates by any Person (other than withholding, if any, under Section 1446 of the Code) or (B) an estate the income of which is includible in gross income for federal income tax purposes regardless of source or a trust if the court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the Issuer. It agrees that it will provide a certification of non-foreign status signed under penalty of perjury and, alternatively, that if it is a Person described in clause (A)(3) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI and a new IRS Form W-8ECI upon the expiration or obsolescence of any previously delivered form (and such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee).

(7) The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Class A-2 Certificates, it will not transfer or exchange any of the Class A-2 Certificates unless such transfer or exchange is in accordance with Section 5.04 of the Trust Agreement. The Purchaser understands that any purported transfer of the Class A-2 Certificates (or any interest therein) in contravention of any of the restrictions and conditions in the Trust Agreement, as applicable, shall be a void, and the purported transferee in such transfer shall not be recognized by the Trust or any other Person as a Certificateholder, as the case may, be for any purpose.

                  You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,



                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                  [Medallion Stamp to be affixed here]